As filed with the Securities and Exchange Commission on 7 September, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stevanato Group S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Via Molinella 17

35017 Piombino Dese – Padua

Italy

(Address of principal executive offices)

Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022

Other benefits as described herein

(Full title of the plans)

Ompi of America, Inc.

41 University Drive No. 400

Newton, PA – 18940

+1 (267) 757-8747

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lorenzo Corte, Esq.

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ

United Kingdom

+44 20 7519-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Stevanato Group S.p.A., an Italian joint stock company (società per azioni) (the “Company”) relating to (i) 324,720 ordinary shares, without par value (“Ordinary Shares”) issuable under the Company’s Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022 (the “Plan”) and (ii) 78,603 Ordinary Shares issuable pursuant to certain employment agreements between the Company, or Ompi of America, Inc., and certain of their employees (the “Agreements”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale of Ordinary Shares on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and employees identified in the Reoffer Prospectus. The number of Ordinary Shares included in the Reoffer Prospectus represents Ordinary Shares issuable to the selling shareholders pursuant to the Plan and the Agreements, including restricted stock units, granted to the selling shareholders and does not necessarily represent a present intention to sell any or all such Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the Plan and the Agreements covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

STEVANATO GROUP S.P.A.

403,323 Ordinary Shares Offered by Selling Shareholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “Selling Shareholders”), or their permitted transferees, of up to 403,323 ordinary shares without par value (“Ordinary Shares”) issued by Stevanato Group S.p.A., an Italian joint stock company (società per azioni) (the “Company”). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional Ordinary Shares to the Selling Shareholders or to other participants under the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022 (the “Plan”), we may supplement this Reoffer Prospectus to reflect such additional Ordinary Shares to the Selling Shareholders and/or the names of such Plan participants and the number of shares to be reoffered by them under the Plan. We are not offering any Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders pursuant to this Reoffer Prospectus. The Selling Shareholders are certain of our executive officers, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), as well as current and former employees of the Company.

Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. The Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer Ordinary Shares for sale. The Selling Shareholders may sell any, all or none of the Ordinary Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Shareholders may sell or dispose of the Ordinary Shares covered by this Reoffer Prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

Ordinary Shares that will be issued pursuant to restricted stock units granted to Selling Shareholders will be “restricted securities” and/or “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Ordinary Shares under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction.

The Ordinary Shares are currently listed on the New York Stock Exchange (the “NYSE”) and traded under the symbol “STVN.” On September 7, 2023, the last reported sales price of the Ordinary Shares on the NYSE was $31.12 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE IV OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is September 7, 2023

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

I

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Ordinary Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://www.stevanatogroup.com/en/. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

II

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2022, filed with SEC on March 2, 2023;

(b) The Company’s Current Reports on Form 6-K filed on March 2, 2023, March 2, 2023, March 7, 2023, May 4, 2023, May 4, 2023, May 4, 2023, May 12, 2023, May  24, 2023, July 28, 2023, July 28, 2023 , August 2, 2023, August 2, 2023, August 2, 2023 and August 25, 2023; and

(c) The description of the Ordinary Shares contained in the Company’s registration statement on Form 8-A (File No. 001-40618) filed with the SEC on July 15, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Ordinary shares included as Exhibit 2.1 of the Company’s Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2022, filed with SEC on March 2, 2023.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment to this Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Stevanato Group S.p.A.

Via Molinella 17

35017 Piombino Dese – Padua

Italy

Telephone: +39 049 931811

III

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical or present facts or conditions. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements appear in a number of places in this Reoffer Prospectus and include: “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements. The risks and uncertainties include:

•	our future financial performance, including our revenue, operating expenses and our ability to maintain profitability;

•	our expectations regarding the development of our industry and the competitive environment in which we operate;

•	our goals and strategies; and

•	our proposed use of proceeds.

The forward-looking statements in this Reoffer Prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions are reasonable, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this Reoffer Prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•

our product offerings are highly complex, and, if our products do not satisfy applicable quality criteria, specifications and performance standards, we could experience lost sales, delayed or reduced market acceptance of our products, increased costs and damage to our reputation;

•	we must develop new products and enhance existing products, adapt to significant technological and innovative changes and respond to introductions of new products by competitors to remain competitive;

•	our backlog might not accurately predict our future revenue, and we might not realize all or any part of the anticipated revenue reflected in our backlog;

•	if we fail to maintain and enhance our brand and reputation, our business, results of operations and prospects may be materially and adversely affected;

•

we are highly dependent on our management and employees. Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees that we need to support our business and our intended future growth;

•	our business, financial condition and results of operations depend upon maintaining our relationships with suppliers and service providers;

•	our business, financial condition and results of operations depend upon the availability and price of high-quality materials and energy supply and our ability to contain production costs;

•	significant interruptions in our operations could harm our business, financial condition and results of operations;

•

our manufacturing facilities are subject to operating hazards which may lead to production curtailments or shutdowns and have an adverse effect on our business, results of operations, financial condition or cash flows;

•	our business may be harmed if our customers discontinue or spend less on research, development, production or other scientific endeavors;

•	we may face significant competition in implementing our strategies for revenue growth in light of actions taken by our competitors; and

•	any other risk we mention in the section “Risk Factors.”

IV

We caution readers of this Reoffer Prospectus not to place undue reliance on these forward-looking statements, which speak only as at their dates. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

V

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Shareholders and the distribution of the Ordinary Shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to Stevanato Group S.p.A. and its consolidated subsidiaries.

Company Overview

We are a leading global provider of drug containment, drug delivery and diagnostic solutions as well as engineering solutions to the pharmaceutical, biotechnology and life sciences industries.

We deliver an integrated, end-to-end portfolio of products, processes and services that address customer needs across the entire drug life cycle at each of the development, clinical and commercial stages. Our core capabilities in scientific research and development, our commitment to technical innovation and our engineering excellence are central to our ability to offer value added solutions to our clients.

We have secured a leadership position within the drug development and delivery value chain through our investment in research and development and the expansion of our global footprint and capabilities. Over our 70-year history, we have earned a leading reputation for high quality and reliability that has enabled us to become a partner of choice for more than 700 companies globally, including 41 of the top 50 pharmaceutical companies (which comprise all of the top 15), and eight of the top ten in-vitro diagnostic companies, as measured by 2020 revenue, according to data collected by Global Data. We also serve 15 of the top 20 biotechnology companies by market capitalization in the NASDAQ Biotechnology Index and over 100 biotechnology customers in total.

We estimate that our total addressable market, based on our current offering, exceeds $15 billion, in terms of revenue generated by all market participants in 2022, and consists, inter alia, of biopharmaceutical injectables and in- vitro diagnostic products. Within each of these markets, we operate in some of the fastest growing segments, including pre-fillable syringes, presterilized vials and cartridges, drug delivery systems, molecular diagnostics and assembly equipment. We believe there are opportunities to further expand our addressable markets, including by targeting (i) complementary containment solutions, (ii) additional delivery systems, (iii) complementary engineering solutions, and (iv) aftersales support and other services.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Shareholders, or their permitted transferees, of up to 403,323 Ordinary Shares. If, subsequent to the date of this Reoffer Prospectus, we grant additional Ordinary Shares to the Selling Shareholders or to other Plan participants, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Shareholders and/or the names of such other Plan participants and the number of shares to be reoffered by them under the Plan. Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

RISK FACTORS

Investing in shares of the Ordinary Shares involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Ordinary Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Ordinary Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

DESCRIPTION OF SECURITIES

Not applicable.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the Ordinary Shares by the Selling Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Selling Shareholders.

The table below sets forth, as of September 7, 2023 (the “Determination Date”): (i) the name of each person who is offering the resale of Ordinary Shares by this Reoffer Prospectus; (ii) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Shareholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Ordinary Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Shareholder listed in the table below is c/o Stevanato Group S.p.A., Via Molinella 17, 35017 Piombino Dese – Padua, Italy.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Ordinary Shares that will actually be held by the Selling Shareholders upon termination of this offering because the Selling Shareholders may offer some or all of their Ordinary Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Ordinary Shares. The total number of Ordinary Shares that may be sold hereunder will not exceed the number of Ordinary Shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Shareholder	Position with Company	Ordinary Shares Beneficially Owned Prior to this Offering (1)(2)	Ordinary Shares Offered for Resale in this Offering(2)	Ordinary Shares Beneficially Owned After this Offering(3)	Percentage of Ordinary Shares Beneficially Owned After this Offering (1)(3)
Marco Dal Lago	Chief Financial Officer	122,580	61,290	61,290	*
Paolo Patri	Chief Technology Officer	122,580	61,290	61,290	*
Mauro Stocchi	Chief Business Officer	425,211	25,211	400,000	*
Franco Moro	Chief Executive Officer	175,151	106,931	68,220	*
Olivier Baudin	Head of Sales NAM	12,349	12,349	—	*
Anthony Vico	Head of Business Line	2,076	2,076	—	*
Alessandro Zannini	After Sales Engineering Director	13,079	13,079	—	*
Lisa Miles	Investor Relations Senior VP	75,182	42,494	32,688	*
Riccardo Butta	President Americas	63,632	63,632	—	*
Douglas Bruno	Senior VP, General Counsel and Secretary	13,014	13,014	—	*
Prajesh Patel	VP Quality, Americas Region	1,957	1,957	—	*

*	Less than 1%

(1)

Beneficial ownership and the percentage of Ordinary Shares beneficially owned is computed on the basis of 295,540,036 (including 34,870,467 Ordinary Shares and 260,669,569 Class A shares) shares outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)	Includes Ordinary Shares issuable upon settlement of restricted stock units, including those that will vest within 60 days from the Determination Date.
(3)

Assumes that all of the Ordinary Shares held by each Selling Shareholder and being offered under this Reoffer Prospectus are sold, and that no Selling Shareholder will acquire additional Ordinary Shares before the completion of this offering.

Other Material Relationships with the Selling Shareholders

Employment Agreements

Riccardo Butta, Douglas Bruno and Prajesh Patel have been awarded shares in the Company as per the above table pursuant to their respective employment agreements with Ompi of America, Inc. which grant them Ordinary Shares as benefit.

Indemnification Agreements

In connection with our listing on the NYSE, we entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by law, save for a limited number of instances, including when (i) officers and directors’ acts or omissions constituted willful misconduct or gross negligence, (ii) officers and directors did not act in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company and (iii) officers and directors are held liable towards the Company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Shareholders. The Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on the NYSE or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the Ordinary Shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Shareholders may sell Ordinary Shares in compliance with Rule 144, if available. There is no assurance that the Selling Shareholders will sell all or a portion of the Ordinary Shares offered hereby. The Selling Shareholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Ordinary Shares against certain liabilities in connection with the offering of the Ordinary Shares arising under the Securities Act. We have notified the Selling Shareholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Ordinary Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares and activities of the Selling Shareholders, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the ordinary shares offered in this offering, and certain legal matters as to Italian law, will be passed upon for us by Chiomenti Studio Legale, Italian counsel to the Company.

EXPERTS

The consolidated financial statements of Stevanato Group S.p.A. appearing in Stevanato Group S.p.A.’s Annual Report on Form 20-F for the years ended December 31, 2022, December 31, 2021 and December 31, 2020, incorporated by reference in this Reoffer Prospectus have been audited by EY S.p.A., independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting. The Company appointed PricewaterhouseCoopers S.p.A. as its new auditor for the financial years ending on December 31, 2023, December 31, 2024, and December 31, 2025, as approved by the shareholders’ meeting of the Company held on May 24, 2023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2022, filed with SEC on March 2, 2023;

(b) The Company’s Current Reports on Form 6-K filed on March 2, 2023, March 2, 2023, March 7, 2023, May 4, 2023, May 4, 2023, May 4, 2023, May 12, 2023, May 24, 2023, July 28, 2023, July 28, 2023, August 2, 2023, August  2, 2023, August 2, 2023 and August  25, 2023; and

(c) The description of the Ordinary Shares contained in the Company’s registration statement on Form 8-A (File No. 001-40618) filed with the SEC on July 15, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Ordinary shares included as Exhibit 2.1 in the Company’s Annual Report on Form 20-F (File No. 001-40618) for the fiscal year ended December 31, 2022, filed with SEC on March 2, 2023, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is Italian joint stock company (società per azioni).

Under Italian law, our directors may be held liable towards us, our creditors or single shareholders or creditors for any damage caused to them in consequence of a breach of the directors’ general or specific duties and obligations. Any provision, whether contained in our articles of association or any contract or otherwise, that purports to exempt directors in connection with breach of duty in relation to the corporation may not be enforceable. Apart from insolvency or special circumstances, a judicial action for damages may be brought against the directors only by the corporation (upon resolution of an ordinary shareholders’ meeting), one or more shareholders owning at least 2.5 per cent of the share capital, or by single shareholders or creditors (only in case of damages directly suffered by the latter), as the case may be. The corporation may waive or settle actual or potential claims against directors, provided that one or more shareholders owning at least 5 per cent of the share capital do not object to the waiver or settlement.

The corporation may enter into indemnity agreements (patti di manleva) with directors, according to which the latter are kept harmless from the liabilities arising from the acts they carried out during their office. Further, when directors resign from their office, corporations may issue indemnification letters in their favor.

We have entered into indemnification agreements which require us to indemnify our directors and executive officers to the fullest extent permitted by law, save for a limited number of instances, including when (i) officers and directors’ acts or omissions constituted willful misconduct or gross negligence, (ii) officers and directors did not act in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company and (iii) officers and directors are held liable towards the Company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Ordinary Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Company.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended Articles of Association of Stevanato Group S.p.A. (incorporated by reference to Stevanato Group S.p.A.’s Form 6-K furnished August 2, 2023).

4.2	Certificate of Incorporation of Stevanato Group S.p.A. (incorporated by reference to Stevanato Group S.p.A.’s Form F-1 filed June 21, 2021).

4.3	Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022 (incorporated by reference to Stevanato Group S.p.A.’s Form 20-F filed March 2, 2023).

5.1*	Opinion of Chiomenti.

23.1*	Consent of EY S.p.A., independent registered public accounting firm of Stevanato Group S.p.A. for the years ended December 31, 2022, December 31, 2021 and December 31, 2020.

23.2*	Consent of Chiomenti (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piombino Dese, Italy, on September 7, 2023.

STEVANATO GROUP S.P.A.

By:	/s/ Franco Moro
Name: Franco Moro
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Stevanato Group S.p.A., a Delaware corporation, hereby constitutes and appoints Franco Moro as his, her or their attorney-in-fact and agent, with full power of substitution and resubstitution, in his, her or their name and on his, her or their behalf, to sign in any and all capacities any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sergio Stevanato	Director—Emeritus Chairman	September 7, 2023
Sergio Stevanato

/s/ Franco Stevanato	Director—Executive Chairman	September 7, 2023
Franco Stevanato

/s/ Marco Stevanato	Director—Vice-Chairman	September 7, 2023
Marco Stevanato

/s/ Fabiano Nicoletti	Director	September 7, 2023
Fabiano Nicoletti

/s/ Alvise Spinazzi	Director	September 7, 2023
Alvise Spinazzi

/s/ Fabrizio Bonanni	Director	September 7, 2023
Fabrizio Bonanni

/s/ Fabio Buttignon	Director	September 7, 2023
Fabio Buttignon

/s/ Madhavan Balachandran	Director	September 7, 2023
Madhavan Balachandran

/s/ Donald Eugene Morel Jr.	Director	September 7, 2023
Donald Eugene Morel Jr.

/s/ William Federici	Director	September 7, 2023
William Federici

/s/ Paola Vezzaro	Director	September 7, 2023
Paola Vezzaro

/s/ Franco Moro	Director, Chief Executive Officer and Chief	September 7, 2023
Franco Moro	Operating Officer

/s/ Marco Dal Lago	Chief Financial Officer	September 7, 2023
Marco Dal Lago

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Stevanato Group S.p.A. has signed this registration statement or amendment thereto in Philadelphia, United States on September 7, 2023.

Authorized U.S. Representative

By:	/s/ Douglas Bruno
Name: Douglas Bruno
Title: Senior VP, General Counsel and Secretary